Exhibit 10.3R

INDEMNITY AGREEMENT

This Agreement, effective as of January 20, 2004, is made and entered into between First Horizon National Corporation, a Tennessee corporation (“Corporation”), and                 , a director or officer of Corporation or one of its subsidiaries (“Indemnitee”).

WHEREAS, Corporation desires to attract and retain outstanding persons as directors and officers of it and its subsidiaries; and

WHEREAS, Corporation and Indemnitee recognize the increased risk of litigation and claims being asserted against directors and certain officers of public companies and their subsidiaries and the need for Corporation to provide protection against personal liability to enhance Indemnitee’s effective service to Corporation; and

WHEREAS, Corporation desires to provide in this Agreement for the indemnification of and advancing of expenses to Indemnitee to the maximum extent permitted (or not prohibited) by law and as set forth in this Agreement and, to the extent such insurance is maintained by Corporation, for the continued coverage of Indemnitee under Corporation’s directors and officers liability insurance policies;

NOW, THEREFORE, in consideration of the factors stated above, the promises contained herein, and Indemnitee’s continuing to serve Corporation directly or, at its request, indirectly through a subsidiary, and intending to be legally bound hereby, the parties agree as follows:

1. Definitions.

(a) “Change in Control” means the occurrence of any one of the following events:

(i) individuals who, on January 21, 1997, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “Person” (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company

Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Company or any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interests (a “Subsidiary”), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

(iii) the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least two-thirds (2/3) of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(b) “Claim” is defined as any threatened, pending or contemplated action, suit or proceeding, or any inquiry or investigation, whether conducted by Corporation or any other party, that Indemnitee believes might lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, investigative, or other, in any way arising out of or in connection with or related to any event or occurrence related to the fact that Indemnitee is or was a director or officer of Corporation or any of its subsidiaries, or is or was serving at the request of Corporation or any of its subsidiaries as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, political action committee, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity. As used herein, Claim shall include, but is not limited to, any threatened, pending or contemplated action, suit or proceeding, or any inquiry or investigation, in any way arising out of or alleging any act, error or omission by the Indemnitee in the rendering or failure to render professional services, including legal and accounting services, for or at the request of the Corporation or any of its subsidiaries; provided such professional services are within the reasonably anticipated scope of the Indemnitee’s duties. Additionally, as used herein, “Claim” shall include, but is not limited to, any threatened, pending or contemplated action, suit or proceeding arising out of or alleging negligence on the part of the Indemnitee.

(c) “Expenses” is defined as attorney’s fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including any appeals) or preparing to defend, be a witness in or participate in any Claim.

(d) “Losses” is defined as any judgments, fines, penalties and amounts paid in settlement or discharge, including all interest assessments and other charges paid or payable in connection therewith, of a Claim and for which Indemnitee has not been otherwise reimbursed.

(e) “Reviewing Party” is defined as (i) the directors of Corporation that are not parties to or interested in the Claim (provided that there shall be at least two such independent directors) or (ii) in the event that there are not at least two independent directors or there has been a Change in Control, special, independent counsel, selected in the manner provided in Section 6.

2. Basic Indemnification.

Subject to the limitations provided in the following sentence and Section 3 herein, Corporation shall indemnify and hold harmless Indemnitee in connection with any Claim against any and all Expenses and Losses to the maximum extent permitted (or not prohibited) by law and, if requested by Indemnitee, shall advance Expenses as soon as practicable but in any event no later than 30 days after written demand is presented to Corporation. Except as set forth in Section 4 herein, Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against Corporation or any of its subsidiaries or any director or officer of it or of any of its subsidiaries except for a Claim in which Corporation has joined or the initiation of which the Corporation has consented to. In connection with any determination by Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under any provision of this Agreement, the burden of proof shall be on Corporation to establish that Indemnitee is not so entitled.

3. Limitations on Indemnification.

Notwithstanding anything herein to the contrary (except for any additional rights contemplated by Section 10(b) herein), the obligations of Corporation to indemnify Indemnitee under Section 2 shall be subject to the condition that Reviewing Party shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law. Corporation is obligated to advance Expenses within the time period specified in Section 2 herein unless, during such time period and prior to Expense advancement, Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law. If Expenses are advanced and Reviewing Party subsequently determines that Indemnitee would not be permitted to be so indemnified under applicable law, Corporation shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse Corporation) for all such amounts theretofore paid; provided, if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse Corporation for any Expenses advanced until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed. If there has been no determination by Reviewing Party or Expenses are not advanced within the time frame provided in Section 2 or if Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole under applicable law, Indemnitee shall have the right to commence litigation in any court in the state of Tennessee having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by Reviewing Party or any aspect thereof, and Corporation hereby consents to service of process and to appear in any such proceeding. Any determination by Reviewing Party otherwise shall be conclusive and binding on Corporation and Indemnitee. Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification in any such legal proceeding.

4. Indemnification for Additional Expenses.

Corporation shall indemnify Indemnitee against any and all expenses (including attorneys’ fees and all other costs, expenses, and obligations of the same sort as contemplated by Section 1(c)) and, if requested by Indemnitee, shall advance such expenses to Indemnitee within 30 days after written demand is presented to Corporation, which expenses are incurred by Indemnitee in connection with any claim asserted against or claim or action brought by Indemnitee for indemnification or advance payment of Expenses by Corporation under this Agreement or for recovery under any directors and officers liability insurance policies maintained by Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, expense advance or insurance recovery. [Note: The expenses provided in Section 4, which are not repayable to Corporation, are different from the Expenses permitted in Section 2, which must be repaid to Corporation in the situation described in Section 3.]

5. Insurance.

To the extent Corporation maintains insurance policies providing directors and officers liability insurance, Indemnitee shall be covered by such policies, in accordance with their terms, to the maximum extent of the coverage available for any Corporation director or officer.

6. Change in Control.

Corporation agrees that if there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense advances under this Agreement or any other agreement or Corporation Charter or Bylaw provision now in effect or hereafter adopted relating to Claims, Corporation shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by Corporation (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to Corporation and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. Corporation agrees to pay the fees of the special, independent counsel referred to above and fully to indemnify such counsel against any and all expenses and losses of the same sort as contemplated by Sections 1(c) and 1(d) arising out of or relating to this Agreement or its engagement pursuant hereto.

7. Creation of Trust.

In the event of a Change in Control or if the Board determines that a Change in Control is imminent, Corporation shall (and the appropriate officers of Corporation are hereby authorized and directed to take all action deemed necessary or desirable in connection herewith) upon the written request of Indemnitee, create a trust or appropriately amend an existing trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request and any and all Losses from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing shall be determined by Reviewing Party. The trustee shall be chosen by Corporation, but the trustee may not be a party to or interested in a Claim nor may the trustee be any person or entity (or an affiliate thereof) whose direct or indirect ownership of Corporation stock has triggered a Change in Control. Any trust established or amended pursuant hereto shall provide, with respect to the rights and obligations created under this Agreement, that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded without the written consent of Indemnitee, (ii) the trustee shall advance any and all Expenses to Indemnitee within thirty days after written demand is presented to the trustee (and Indemnitee hereby agrees to reimburse the trust under the circumstances under which Indemnitee would be required to do so under Section 3 herein), (iii) the trust shall continue to be funded by Corporation in accordance with the funding obligations set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust attributable to a Claim, Expense or Loss of Indemnitee shall revert to Corporation upon a final determination by Reviewing Party or a court of competent jurisdiction that Indemnitee has been fully indemnified under this Agreement. If Section 7(v) would otherwise be applicable, then notwithstanding anything in Section 7(v) to the contrary, at any time a Claim is still pending against a director or officer of Corporation or any of its subsidiaries who has entered into an agreement with Corporation substantially similar to this Agreement, any funds held by the trustee under this Section 7 shall be retained by the trustee until a final determination is made with respect to such Claim and such funds may be used to pay such Claim. Nothing in this Section shall relieve Corporation of any of its obligations under this Agreement.

8. Partial Indemnity.

If Indemnitee is entitled under any provision of this Agreement to indemnification by Corporation for some or a portion of the Expenses or Losses but not for the total amount thereof, Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

9. Notification.

Promptly after receipt by Indemnitee of notice of the commencement of any Claim with respect to which Indemnitee may seek indemnification under this Agreement, Indemnitee will notify Corporation of the commencement thereof. The failure of Indemnitee promptly to notify Corporation hereunder shall not, however, relieve Corporation of its obligations hereunder unless and to the extent that Corporation was materially prejudiced by such failure to notify promptly. Corporation will be entitled to participate in a Claim at its own expense and to assume the defense thereof, with counsel satisfactory to Indemnitee, unless Indemnitee shall have reasonably concluded that there may be a conflict of interest between Corporation and Indemnitee in the conduct of the defense of such action. Even if Indemnitee concludes that no conflict of interest exists, Indemnitee shall retain the right to employ his or her own counsel and participate in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless

(i) the employment of counsel by Indemnitee has been authorized or the defense of the Claim is not permitted to be undertaken by Corporation, or (ii) Corporation shall not in fact have employed counsel to assume such defense. Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without its written consent. Corporation shall not settle any Claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither Corporation nor Indemnitee will unreasonably withhold consent to any proposed settlement.

10. Miscellaneous.

(a) Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order or settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(b) Nonexclusive Rights. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under Corporation’s Charter and Bylaws and the Tennessee Business Corporation Act or otherwise. To the extent that a change in the Tennessee Business Corporation Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under Corporation’s Charter and Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by virtue of this Agreement the greater benefits so afforded by such change.

(c) Amendment. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(d) Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including execution of such documents as may be necessary to enable Corporation effectively to bring suit to enforce such rights.

(e) Duplicate Payment. Corporation shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Charter provision, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor or assign by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Corporation), spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of Corporation or any of its subsidiaries or of any other entity at Corporation’s request.

(f) Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the maximum extent permitted by law.

(g) Headings of Sections. Section and subsection headings are for convenience only and shall not affect the construction of this Agreement.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

IN WITNESS WHEREOF, Corporation has caused this Agreement to be executed by its duly authorized officers and Indemnitee has duly executed this Agreement, each as of the day first above written.

ATTEST:	FIRST HORIZON NATIONAL CORPORATION

By:
Corporate Secretary	Name: [authorized officer]
Title:

(Indemnitee)

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